EXHIBIT 99.1

American Telecom Services Secures Open-Ended Financing From CIT Commercial Services

Contact:	Bruce Hahn, CEO
(310) 871-9904
(404) 261-7466
Bruce.Hahn@atsphone.com

Investor Contact:	Brett Maas, Principal
Hayden Communications
(646) 536-7331
brett@haydenir.com

Media Relations:	Danielle Ross
Comunicano, Inc
(858) 314-2958
dross@comunicano.com

FOR IMMEDIATE RELEASE

AMERICAN TELECOM SERVICES SECURES OPEN-ENDED
FINANCING FROM CIT COMMERCIAL SERVICES

City of Industry, California, January 18, 2007 - American Telecom Services, Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it has secured an asset-based financing facility from CIT Commercial Services, a unit of CIT Group Inc. (NYSE: CIT) and a leading global provider of commercial and consumer finance solutions. This relationship with CIT strengthens ATS’ ability to expand retail channels and product lines in 2007, beyond its current base.

Management believes this open-ended credit line will be valuable financial support for the Company. This facility will be instrumental in supporting the continued development of American Telecom’s feature-rich DECT 6.0 cordless telecom products, expanding its telecom service offerings, the Company’s growth objectives in the foreseeable future and will allow the Company to increase the company’s ability to capture additional consumer demand for recurring service revenue as ATS continues to expand its retail distribution channels.

About American Telecom Services

American Telecom Services, a leading provider of converged communication solutions targeting traditional and internet phones bundled with telecom service offerings, currently offers Digital Clear™ Internet phone bundles powered by SunRocket and Lingo, Inc. (Voice-over-Internet-

Protocol or “VoIP”) and Pay N’ Talk™ prepaid residential long distance communications services powered by IDT Telecom. These services are bundled with ATS’ diverse line of custom-designed DECT 6.0 digital cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the “American Telecom”, “ATS”, Pay N’ Talk™ and Digital Clear™ brand names.

About CIT Commercial Services

CIT Commercial Services is one of the nation’s leading providers of factoring and financing to consumer products companies and is a division of CIT Group Inc. (NYSE: CIT), a leading consumer finance company with more that $74 billion in managed assets. CIT Commercial Services tailors financial solutions that help companies of all sizes increase sales, improve cash flow, reduce operating expenses and eliminate customer credit losses. It serves over 2,000 clients (vendors) ranging in size from $5 million to $1 billion in annual sales that sell to 330,000 customers nationwide. For more information, visit http://www.cit.com/main/financial-solutions/trade-finance/

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated February 1, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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